EXHIBIT 99.1

News Release Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Greg Gable Charles Schwab Phone: 415-667-0473	Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER NET INCOME UP 58% YEAR-OVER-YEAR

Revenues Rise 15% From a Year Ago

Client Assets Reach a Record $2.31 Trillion

SAN FRANCISCO, April 15, 2014 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2014 was $326 million, up 2% from $319 million for the fourth quarter of 2013, and up 58% from $206 million for the first quarter of 2013.

	Three Months Ended
	—March 31,—%
Financial Highlights	2014	2013	Change
Net revenues (in millions)	$1,478	$1,290	15%
Net income (in millions)	$326	$206	58%
Diluted earnings per common share	$.24	$.15	60%
Pre-tax profit margin	35.3%	25.7%
Return on average common stockholders’ equity (annualized)	13%	9%

CEO Walt Bettinger said, “Our contemporary full-service investing model continued to resonate with investors during the first quarter. We gathered $34.2 billion of net new assets during the quarter, a 6% annualized organic growth rate, and 258,000 new brokerage accounts, up 6% year-over-year. Clients have now entrusted us with $2.31 trillion of assets – a record high. In addition, client trading activity rose in early 2014, as we executed an average of over 550,000 total trades a day during the first quarter, the highest quarterly volume in our history. More significantly, however, our work to build awareness of our professional advice capabilities continued during the quarter, and we ended March with approximately half of all client assets receiving some form of ongoing advisory service, with $974 billion under the guidance of an independent advisor and $159 billion enrolled in one of our retail advisory solutions, up 16% and 17%, respectively, over the first quarter of 2013. We also saw a steady pace of planning conversations, as an increasing proportion of clients engage with investing as a long-term process, not a moment in time. At quarter-end we were serving 9.2 million active brokerage accounts and 933,000 banking accounts, up 4% and 5%, respectively, from year-earlier levels.”

“Schwab’s unique business model is able to produce solid operating results while enabling clients to invest as they choose,” Mr. Bettinger continued. “Our focus on providing outstanding service and a wide range of innovative products at a great value helps us to both build our client base and diversify our revenue sources. As a result, our company can succeed by helping clients pursue their financial goals in whichever way is best for them, whether they’re investing in individual equities, utilizing our commission-free OneSource platforms or enrolling in an advisory solution. Higher levels of client trading activity, balances in fee-based products and services, and cash held at Schwab as part of investing relationships all contributed to the 15% year-over-year increase in revenue we achieved for the first quarter.”

Mr. Bettinger noted, “We continued to innovate on behalf of investors during the quarter by rolling out the ETF version of our Schwab Index Advantage 401(k) offering, providing plan sponsors with a choice of low-cost index-based mutual funds and ETFs to offer their participants, along with tailored guidance, to help them achieve better outcomes with their retirement investments. Overall, we have strong momentum with clients across our businesses, we are well positioned to attract and serve a growing share of investable wealth in the U.S., and we remain poised to benefit from the eventual normalization of interest rates as the economy continues to recover.”

CFO Joe Martinetto commented, “The company continued to translate strong business growth into demonstrated earnings power in early 2014. The interest rate picture remained a mixed bag – long-term interest rates ended the first quarter above year-ago levels even after recent declines, yet short-term rates remained lower than the first quarter of 2013. In addition, the S&P 500 average rose by about 4% between the fourth and first quarters, and client trading volumes picked up significantly on both a sequential and year-over-year basis. The net effect of these factors is that we are operating in an environment that no longer masks our business progress. We achieved double-digit growth in all three major revenue categories for the first quarter – asset management and administration fees and trading revenue both increased by 11% and net interest revenue rose 18% to a record $553 million. Our commitment to careful expense management helped keep spending roughly flat year-over-year, expanding our operating leverage significantly, as planned, while continuing substantial investments in our clients and our brand. That discipline combined with the company’s solid top-line performance to achieve a pre-tax profit margin of over 35%. With net income rising by nearly 60%, our strong financial performance supports continued growth in our capital base and allows us the resources and flexibility to pursue the opportunities ahead.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new retail brokerage accounts for the quarter totaled approximately 35,000, down from 41,000 a year ago; total accounts reached 6.6 million as of March 31, 2014, up 3% year-over-year. Retail brokerage accounts now include Compliance Solutions and Stock Plan Services.

•	Launched the exchange-traded fund (ETF) version of Schwab Index Advantage® (SIA), a full-service 401(k) program based on fully integrating low-cost ETFs as core investments in the plan; SIA-ETF provides clients commission-free intraday investing along with the ability to transact in partial shares.

•	Held financial planning conversations with approximately 29,000 clients, up 30% from a year ago.

Advisor Services

•	Launched Schwab OpenView Mobile™, a customizable app that Registered Investment Advisors can use to create a turnkey, branded mobile presence for their firms.

Products and Infrastructure

•	For Charles Schwab Bank:

¡	Balance sheet assets = $103.3 billion, up 16% year-over-year.

¡	Outstanding mortgage and home equity loans = $11.1 billion, up 8% year-over-year.

¡	First mortgage originations through its loan program during the quarter = $465 million.

¡	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.44%, 0.32% and 0.38%, respectively, at month-end March.

¡	Schwab Bank High Yield Investor Checking® accounts = 740,000, with $12.3 billion in balances.

•	Client assets managed by Windhaven® totaled $18.5 billion, up 19% from the first quarter of 2013.

•	Client assets managed by ThomasPartners® totaled $5.0 billion, up 92% from the first quarter of 2013.

•	Total assets in Schwab Managed Portfolios-ETFs = $19.9 billion.

•	Extended an agreement with J.P. Morgan to provide Schwab clients with access to a broad range of J.P. Morgan’s new issue and secondary municipal bonds and corporate debt securities.

•	Announced the availability of the Pledged Asset Line® (PAL) for Investor Services clients. The PAL product enables clients to remain fully invested while providing liquidity for personal or business needs.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q1_2014_schedule.xls

Commentary from the CFO

Joe Martinetto, Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor_relations/cfo_commentary. The most recent commentary was posted on March 31, 2014.

Forward-Looking Statements

This press release contains forward-looking statements relating to the company’s operating results; client momentum; growth in market share; benefit from normalization of interest rates; business growth; earnings power; financial performance; and growth in capital base. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; client enrollments in advisory solutions; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; the company’s ability to manage expenses; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; regulatory guidance; acquisition integration costs; trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.2 million active brokerage accounts, 1.3 million corporate retirement plan participants, 933,000 banking accounts, and $2.31 trillion in client assets as of March 31, 2014. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net Revenues
Asset management and administration fees	$611	$552

Interest revenue	579	497
Interest expense	(26)	(28)

Net interest revenue	553	469

Trading revenue	247	223
Other	68	56
Provision for loan losses	(1)	(6)
Net impairment losses on securities (1)	—	(4)

Total net revenues	1,478	1,290

Expenses Excluding Interest
Compensation and benefits	528	536
Professional services	106	99
Occupancy and equipment	80	77
Advertising and market development	63	74
Communications	56	54
Depreciation and amortization	48	51
Other	75	68

Total expenses excluding interest	956	959

Income before taxes on income	522	331
Taxes on income	196	125

Net Income	326	206

Preferred stock dividends	8	8

Net Income Available to Common Stockholders	$318	$198

Weighted-Average Common Shares Outstanding — Diluted	1,311	1,282

Earnings Per Common Share — Basic	$.24	$.15
Earnings Per Common Share — Diluted	$.24	$.15

(1)	There were no impairment losses on securities for the three months ended March 31, 2014. Net impairment losses on securities include total other-than-temporary impairment losses of $0 million recognized in other comprehensive income, net of $(4) million reclassified from other comprehensive income, for the three months ended March 31, 2013.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-14 % change		2014	2013
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-13	Q4-13	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	11%	—	$611	$608	$583	$572	$552
Net interest revenue	18%	4%	553	532	506	473	469
Trading revenue	11%	7%	247	231	224	235	223
Other	21%	6%	68	64	57	59	56
Provision for loan losses	(83%)	(150%)	(1)	2	4	1	(6)
Net impairment losses on securities	(100%)	(100%)	—	(2)	(1)	(3)	(4)

Total net revenues	15%	3%	1,478	1,435	1,373	1,337	1,290

Expenses Excluding Interest
Compensation and benefits	(1%)	3%	528	515	482	494	536
Professional services	7%	(1%)	106	107	103	106	99
Occupancy and equipment	4%	3%	80	78	77	77	77
Advertising and market development	(15%)	7%	63	59	57	67	74
Communications	4%	2%	56	55	55	56	54
Depreciation and amortization	(6%)	(2%)	48	49	51	51	51
Other	10%	1%	75	74	84	74	68

Total expenses excluding interest	—	2%	956	937	909	925	959

Income before taxes on income	58%	5%	522	498	464	412	331
Taxes on income	57%	9%	196	179	174	156	125

Net Income	58%	2%	$326	$319	$290	$256	$206

Preferred stock dividends	—	(64%)	8	22	8	23	8

Net Income Available to Common Stockholders	61%	7%	$318	$297	$282	$233	$198

Basic earnings per common share	60%	4%	$.24	$.23	$.22	$.18	$.15
Diluted earnings per common share	60%	4%	$.24	$.23	$.22	$.18	$.15
Dividends declared per common share			$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	2%	1%	1,311	1,304	1,296	1,288	1,282

Performance Measures
Pre-tax profit margin			35.3%	34.7%	33.8%	30.8%	25.7%
Return on average common stockholders’ equity (annualized) (1)			13%	13%	13%	10%	9%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	(24%)	(13%)	$20.5	$23.6	$23.5	$27.0	$26.9
Receivables from brokerage clients	17%	4%	$14.6	$14.0	$13.1	$12.8	$12.5
Loans to banking clients	12%	2%	$12.6	$12.4	$12.1	$11.7	$11.3
Total assets	8%	—	$144.1	$143.6	$140.2	$135.9	$133.3
Deposits from banking clients	16%	3%	$95.6	$93.0	$91.2	$84.3	$82.4
Payables to brokerage clients	(12%)	(8%)	$32.3	$35.3	$34.5	$36.9	$36.9
Long-term debt	19%	—	$1.9	$1.9	$1.9	$1.6	$1.6
Stockholders’ equity	10%	4%	$10.8	$10.4	$10.1	$9.7	$9.8

Other
Full-time equivalent employees (at quarter end, in thousands)	—	1%	14.0	13.8	13.8	13.9	14.0
Annualized net revenues per average full-time equivalent employee (in thousands)	14%	1%	$422	$416	$398	$385	$369
Capital expenditures - cash purchases of equipment, office facilities, and property, net (in millions)	49%	(26%)	$67	$90	$65	$69	$45

Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	13%	14%	337.3	296.9	283.2	301.5	298.7
Asset-based trades (3)	11%	13%	71.9	63.4	58.3	69.0	64.5
Other trades (4)	6%	13%	144.4	127.5	137.1	126.7	135.7

Total	11%	13%	553.6	487.8	478.6	497.2	498.9

Average Revenue Per Revenue Trade (2)	(3%)	(2%)	$12.03	$12.33	$12.39	$12.19	$12.34

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2014			2013
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$6,701	$4	0.24%	$7,907	$5	0.26%
Cash and investments segregated	21,619	6	0.11%	27,590	12	0.18%
Broker-related receivables (1)	294	—	0.35%	361	—	0.13%
Receivables from brokerage clients	13,158	116	3.58%	11,342	106	3.79%
Securities available for sale (2)	51,971	140	1.09%	46,908	138	1.19%
Securities held to maturity	30,846	199	2.62%	21,063	131	2.52%
Loans to banking clients	12,546	87	2.81%	11,091	80	2.93%

Total interest-earning assets	137,135	552	1.63%	126,262	472	1.52%

Other interest revenue		27			25

Total interest-earning assets	$137,135	$579	1.71%	$126,262	$497	1.60%

Funding sources:
Deposits from banking clients	$93,776	$7	0.03%	$80,341	$10	0.05%
Payables to brokerage clients	27,210	1	0.01%	32,096	1	0.01%
Long-term debt	1,902	18	3.84%	1,632	17	4.22%

Total interest-bearing liabilities	122,888	26	0.09%	114,069	28	0.10%

Non-interest-bearing funding sources	14,247			12,193

Total funding sources	$137,135	$26	0.07%	$126,262	$28	0.09%

Net interest revenue		$553	1.64%		$469	1.51%

(1)	Interest revenue was less than $500,000 in the periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

Three Months Ended March 31,	2014			2013
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$167,053	$239	0.58%	$162,639	$230	0.57%
Fee waivers		(185)			(155)

Schwab money market funds	167,053	54	0.13%	162,639	75	0.19%
Equity and bond funds (1)	75,586	45	0.24%	55,540	35	0.26%
Mutual Fund OneSource ®	259,865	204	0.32%	234,959	184	0.32%

Total mutual funds (2)	$502,504	303	0.24%	$453,138	294	0.26%

Advice solutions (2)	$158,390	199	0.51%	$135,473	163	0.49%
Other (3)		109			95

Total asset management and administration fees		$611			$552

(1)	Includes Schwab Exchange-traded Funds.
(2)	Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.
(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-14 % Change		2014	2013
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-13	Q4-13	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	6%	—	$126.8	$127.3	$125.0	$121.1	$119.2
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	4%	(1%)	166.3	167.7	165.1	161.6	159.3
Equity and bond funds	34%	6%	75.7	71.2	64.2	59.0	56.3

Total proprietary funds	12%	1%	242.0	238.9	229.3	220.6	215.6

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	11%	2%	264.5	260.5	246.5	234.9	238.8
Mutual fund clearing services	(17%)	3%	151.5	147.4	164.5	140.6	181.5
Other third-party mutual funds	8%	4%	420.4	404.1	384.1	388.3	388.4

Total Mutual Fund Marketplace	3%	3%	836.4	812.0	795.1	763.8	808.7

Total mutual fund assets	5%	3%	1,078.4	1,050.9	1,024.4	984.4	1,024.3

Exchange-traded funds (ETFs) (2)
Proprietary ETFs	76%	13%	19.0	16.8	14.2	12.1	10.8
ETF OneSource® (1)	56%	12%	9.5	8.5	7.7	6.6	6.1
Other third-party ETFs	17%	3%	184.3	179.0	165.2	155.0	157.3

Total ETF assets	22%	4%	212.8	204.3	187.1	173.7	174.2

Equity and other securities (2)	21%	3%	722.0	702.0	643.6	605.8	598.1
Fixed income securities	—	2%	181.2	177.5	176.9	177.6	180.5
Margin loans outstanding	16%	5%	(13.2)	(12.6)	(12.0)	(11.7)	(11.4)

Total client assets	11%	3%	$2,308.0	$2,249.4	$2,145.0	$2,050.9	$2,084.9

Client assets by business
Investor Services	7%	2%	$1,270.9	$1,241.5	$1,196.0	$1,150.5	$1,190.2
Advisor Services	16%	3%	1,037.1	1,007.9	949.0	900.4	894.7

Total client assets	11%	3%	$2,308.0	$2,249.4	$2,145.0	$2,050.9	$2,084.9

Net growth (decline) in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3, 4)	(39%)	N/M	$16.9	$(12.8)	$2.4	$(35.3)	$27.5
Advisor Services	9%	18%	17.3	14.6	15.7	13.6	15.9

Total net new assets	(21%)	N/M	34.2	1.8	18.1	(21.7)	43.4

Net market gains (losses)	(73%)	(76%)	24.4	102.6	76.0	(12.3)	89.9

Net growth (decline)	(56%)	(44%)	$58.6	$104.4	$94.1	$(34.0)	$133.3

New brokerage accounts (in thousands, for the quarter ended)	6%	3%	258	250	223	243	244
Clients (in thousands)
Active Brokerage Accounts	4%	1%	9,178	9,093	9,013	8,962	8,865
Banking Accounts	5%	2%	933	916	930	910	888
Corporate Retirement Plan Participants (3)	(15%)	3%	1,338	1,305	1,297	1,595	1,575

(1)	Excludes all proprietary mutual funds and exchange-traded funds (ETFs).
(2)	Beginning in the first quarter of 2014, ETFs are separately presented, which were previously included in Equity and other securities. Prior period information has been recast to reflect this change.
(3)	In the third quarter of 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(4)	Fourth quarter of 2013 includes inflows of $5.4 billion from certain mutual fund clearing services clients. Fourth and second quarters of 2013 include outflows of $30.2 billion and $44.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. Third quarter of 2013 includes inflows of $17.5 billion and an outflow of $2.1 billion from certain mutual fund clearing services clients. Second quarter of 2013 also includes an inflow of $2.6 billion from another mutual fund clearing services client. First quarter of 2013 includes inflows of $10.3 billion from certain mutual fund clearing services clients.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For March 2014

	2013										2014			% change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Change in Client Assets
(in billions of dollars)
Net New Assets (1,2)	13.0	—	(1.9)	(19.8)	8.8	(2.4)	11.7	(19.8)	11.7	9.9	11.9	10.9	11.4	5%	(12%)
Net Market Gains (Losses)	33.1	21.3	5.5	(39.1)	62.3	(38.1)	51.8	52.0	28.2	22.4	(43.9)	66.0	2.3

Total Client Assets
(at month end, in billions of dollars)	2,084.9	2,106.2	2,109.8	2,050.9	2,122.0	2,081.5	2,145.0	2,177.2	2,217.1	2,249.4	2,217.4	2,294.3	2,308.0	1%	11%

New Brokerage Accounts
(in thousands)	82	96	78	69	75	78	70	81	76	93	90	78	90	15%	10%

Clients
(at month end, in thousands)
Active Brokerage Accounts	8,865	8,911	8,942	8,962	8,974	8,999	9,013	9,032	9,055	9,093	9,119	9,146	9,178	—	4%
Banking Accounts	888	895	903	910	918	926	930	930	922	916	923	928	933	1%	5%
Corporate Retirement Plan Participants (1)	1,575	1,595	1,594	1,595	1,602	1,294	1,297	1,294	1,301	1,305	1,325	1,327	1,338	1%	(15%)

Clients’ Daily Average Trades (3)
(in thousands)	486.0	470.0	505.4	518.1	498.9	467.3	469.2	490.8	467.3	503.9	588.2	556.4	516.3	(7%)	6%

Market Indices
(at month end)
Dow Jones Industrial Average	14,579	14,840	15,116	14,910	15,500	14,810	15,130	15,546	16,086	16,577	15,699	16,322	16,458	1%	13%
Nasdaq Composite	3,268	3,329	3,456	3,403	3,626	3,590	3,771	3,920	4,060	4,177	4,104	4,308	4,199	(3%)	28%
Standard & Poor’s 500	1,569	1,598	1,631	1,606	1,686	1,633	1,682	1,757	1,806	1,848	1,783	1,859	1,872	1%	19%

Daily Average Market Share Volume
(in millions)
NYSE	3,414	3,501	3,480	3,745	3,089	2,947	3,303	3,340	3,180	3,095	3,613	3,661	3,418	(7%)	—
Nasdaq	1,695	1,685	1,781	1,870	1,633	1,504	1,756	1,877	1,789	1,758	2,153	2,102	2,226	6%	31%
Total US Exchanges	6,101	6,346	6,357	7,090	5,718	5,454	6,115	6,268	5,878	5,800	6,921	6,981	6,860	(2%)	12%

Mutual Fund and Exchange-traded Fund Net Buys (Sells) (4, 5, 6)
(in millions of dollars)
Large Capitalization Stock	1,103.8	1,547.5	976.9	1,504.2	1,663.4	(86.9)	291.5	725.1	929.1	941.8	226.5	(32.8)	676.3
Small / Mid Capitalization Stock	671.7	(379.7)	196.7	793.2	984.6	372.4	319.0	1,021.6	227.2	399.8	372.6	(381.4)	680.1
International	1,728.9	1,349.3	1,846.9	671.7	1,624.2	1,895.0	1,616.0	2,746.4	1,534.6	1,403.3	1,781.7	890.9	1,028.5
Specialized	1,050.9	39.8	608.4	(1,447.7)	854.9	566.1	175.2	711.2	386.2	(278.4)	1,213.4	1,182.8	912.4
Hybrid	946.5	664.3	797.8	351.8	611.8	323.5	243.2	213.0	82.3	301.1	447.4	598.8	106.7
Taxable Bond	2,557.6	2,389.2	1,379.6	(5,607.0)	(732.8)	(2,311.6)	(989.8)	314.2	562.8	(963.2)	1,255.5	3,208.1	1,344.4
Tax-Free Bond	65.6	(560.2)	(241.1)	(1,261.5)	(578.5)	(941.2)	(391.2)	(256.4)	(144.1)	(354.1)	464.2	428.6	474.3
Money Market Funds	(945.2)	(3,781.8)	1,042.7	5,043.6	710.2	1,917.0	846.3	(1,431.1)	615.9	3,429.4	(986.1)	(318.4)	(135.1)

Mutual Fund Net Buys (5)
(in millions of dollars)	5,025.8	42.3	4,270.4	266.8	2,902.3	990.4	1,202.0	1,411.0	2,022.9	2,949.5	3,851.7	3,339.5	3,475.5

Exchange-traded Fund Net Buys (Sells) (6)
(in millions of dollars)	2,154.1	1,226.1	2,337.4	(218.5)	2,235.5	744.0	908.1	2,633.0	2,171.2	1,930.3	923.4	2,237.1	1,612.2

(1)	In August 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(2)	November and October 2013 include inflows of $2.5 billion and $2.9 billion, respectively, from certain mutual fund clearing services clients. October, June, May, and April 2013 include outflows of $30.2 billion, $26.7 billion, $10.3 billion, and $7.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. September 2013 includes an inflow of $4.9 billion and outflow of $2.1 billion from certain mutual fund clearing services clients. August 2013 includes inflows of $9.5 billion and $3.1 billion from certain mutual fund clearing services clients. April 2013 includes an inflow of $2.6 billion from a mutual fund clearing services client.
(3)	Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and exchange-traded funds (ETFs), and other proprietary products.
(4)	Beginning in March 2014, amounts include both Mutual Fund and ETF transactions. Prior period amounts have been recast to reflect this change.
(5)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.
(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.